EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 117 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated April 13, 2006 which was filed as Exhibit (i) to Post-Effective Amendment No. 115.

/s/ Deidre E. Walsh
Deidre E. Walsh, Esq.

June 28, 2006 Boston, Massachusetts